Exhibit 99.1
NEWS RELEASE FOR AUGUST 4, 2010 AT 4:10 PM ET

Contact:	William R. Abbott
Senior Vice President and Chief Financial Officer
949-420-1800
CARDIOGENESIS REPORTS SECOND QUARTER 2010 RESULTS
Revenue Up 9% from Prior Year with YTD Handpiece Revenue Up 17%
IRVINE, CA, AUGUST 4, 2010
     Cardiogenesis Corporation (OTCQB: CGCP), a leading developer of surgical products used to treat cardiac patients suffering from severe angina, today reported financial results for its second quarter and first half ended June 30, 2010.
     Revenue in the second quarter of 2010 totaled $2,429,000, a 9% increase from prior year second quarter revenues of $2,236,000. Gross margin was 84% for the quarter, a one percentage point increase over the prior year second quarter. The company recorded a net loss of $552,000, or $0.01 per basic and diluted share, in the second quarter of 2010 compared with a net loss of $590,000, or $0.01 per basic and diluted share, in the 2009 second quarter.
     “The Company had another $2 million plus quarter in disposable handpiece revenue. For the first six months of 2010 we recorded a 17% increase in our disposable handpiece business as we continue to build utilization of our installed lasers,” said Cardiogenesis Executive Chairman Paul McCormick. “We also continue to make progress on our regulatory strategy to initiate a U.S. clinical trial for our novel PHOENIX™ Delivery System, PHOENIX combines myocardial tissue stimulation with the intramyocardial delivery of stem cells and is an exciting proprietary growth opportunity for our company”
     For the first six months of 2010, revenue was $5,662,000 representing an 11% increase over revenue of $5,088,000 for the six months of 2009. The operating loss for the first half of 2010 was $561,000 as compared with an operating loss of $859,000 for the six months ended June 30, 2009. The net loss for the first half of 2010 totaled $570,000, or $0.01 per basic and diluted share, as compared with a net loss of $904,000, or $0.02 per basic and diluted share, in the first half of 2009.
     Handpiece revenue in the second quarter of 2010 increased $159,000, or 8%, to $2,081,000 as compared to $1,922,000 in the 2009 second quarter as a result of higher unit sales and average selling prices. For the six months ended June 30, 2010, handpiece revenue increased by $619,000, or 17%, to $4,311,000 from handpiece revenue of $3,692,000 in the first six months of 2009. Laser revenue in the second quarter of 2010 totaled $59,000. There was no laser revenue in the second quarter of 2009. Laser revenue of $773,000 for the first six months of 2010 was essentially flat with the prior year.
     Gross margin was 84% of net revenue for both the three and six months ended June 30, 2010, a one percentage point increase over the prior year second quarter and two percentage points above the first half of 2009. Gross profit increased by $203,000, or 11%, to $2,048,000 for the second quarter of 2010 as compared with $1,845,000 for the 2009 second quarter. For the first half of 2010, gross profit increased by $592,000, or 14%, to $4,753,000 from a gross profit of $4,161,000 in the first half of 2009.
     Research and development expenses of $270,000 in the quarter ended June 30, 2010 decreased $76,000, or 22% compared with $346,000 in the quarter ended June 30, 2009. Through the first six months of 2010, research and development expenses of $558,000 were $76,000, or 12%, below the prior year period expense of $634,000.
     Sales and marketing expenses of $1,554,000 in the quarter ended June 30, 2010 increased $282,000, or 22%, compared with $1,272,000 for the quarter ended June 30, 2009. For the first half of 2010, sales and marketing expenses were $3,285,000, an increase of $544,000 or 20%, when compared to $2,741,000 for the six month period in 2009.
     General and administrative expenses for the quarter ended June 30, 2010 totaled $772,000 as compared to $789,000 during the quarter ended June 30, 2009. For the first half of 2010, general and administrative expense totaled $1,471,000, a decrease of $174,000 from the first six months of 2009.
About Cardiogenesis Corporation
Cardiogenesis is a medical device company specializing in the treatment of cardiovascular disease and is a leader in devices that treat severe angina. Our market leading holmium:YAG laser system and single use fiber-optic delivery systems are used to perform a FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).
For more information on Cardiogenesis and its products, please visit our website at www.cardiogenesis.com.
Safe Harbor Statement
This press release contains forward-looking statements, including, without limitation, with respect to the Company’s expectation to begin a U.S. clinical trial of the Company’s PHOENIX™ Combination Delivery System. Any forward-looking statements in this news release are subject to numerous risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially. Factors that could affect the accuracy of these forward-looking statements include, but are not limited to: any inability by the Company to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of TMR procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; the Company’s ability to comply with international and domestic regulatory requirements; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by the Company to ship product on a timely basis; the Company’s ability to manage its growth; the effects of recent disruptions in global credit and equity markets and other adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; and the Company’s ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Net revenues	$2,429	$2,236	$5,662	$5,088
Cost of revenues	381	391	909	927

Gross profit	2,048	1,845	4,753	4,161

Operating expenses:
Research and development	270	346	558	634
Sales and marketing	1,554	1,272	3,285	2,741
General and administrative	772	789	1,471	1,645

Total operating expenses	2,596	2,407	5,314	5,020

Operating loss	(548)	(562)	(561)	(859)
Other income (expense):
Interest expense	(2)	(21)	(3)	(31)
Interest income	1	1	1	2

Total other expense, net	(1)	(20)	(2)	(29)

Loss before income taxes	(549)	(582)	(563)	(888)
Provision for income taxes	3	8	7	16

Net loss	$(552)	$(590)	$(570)	$(904)

Net loss per share:
Basic	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted average shares outstanding:
Basic	45,739	45,519	45,646	45,503

Diluted	45,739	45,519	45,646	45,503

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)

ASSETS

Current assets:
Cash and cash equivalents	$2,195	$2,568
Accounts receivable, net of allowance for doubtful accounts of $6	1,054	933
Inventories	817	914
Prepaids and other current assets	215	253

Total current assets	4,281	4,668
Property and equipment, net	280	341
Other assets, net	9	9

Total assets	$4,570	$5,018

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$243	$127
Accrued salaries and related	564	604
Accrued liabilities	313	299
Deferred revenue	787	744
Note payable	—	88
Current portion of capital lease obligations	10	9

Total current liabilities	1,917	1,871
Capital lease obligations, less current portion	9	14

Total liabilities	1,926	1,885

Commitments and contingencies
Shareholders’ equity:
Preferred stock:
no par value; 5,000 shares authorized; none issued and outstanding	—	—
Common stock:
no par value; 75,000 shares authorized; 45,739 and 45,549 shares issued and outstanding, respectively	174,313	174,217
Accumulated deficit	(171,669)	(171,084)

Total shareholders’ equity	2,644	3,133

Total liabilities and shareholders’ equity	$4,570	$5,018